UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2011

JACKSONVILLE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30248	59-3472981
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 North Laura Street, Suite 1000 Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)

(904) 421-3040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 1, 2011, Gilbert J. Pomar, III notified Jacksonville Bancorp, Inc. (the “Company”) and its wholly-owned subsidiary, The Jacksonville Bank (the “Bank”), of his resignation from each of the boards of directors of the Company and the Bank effectively immediately. Mr. Pomar has also stepped down from his position as President of the Company effective July 1, 2011. Mr. Pomar’s resignations follow Mr. Pomar’s notice of termination under his Employment Agreement with the Bank disclosed by the Company on Form 8-K on June 30, 2011, and are not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACKSONVILLE BANCORP, INC.

By:	/s/ Valerie A. Kendall
	Name:	Valerie A. Kendall
	Title:	Executive Vice President
and Chief Financial Officer

	Date:	July 5, 2011